Exhibit 99.1

For release: November 10, 2004, 6:00 am EST	Contact: Mark Rittenbaum

Greenbrier reports annual revenues of a record $729 million, E.P.S. of $.52 for fourth fiscal quarter and $1.37 for fiscal 2004, maintains quarterly dividend of $.06 per share

     Lake Oswego, Oregon, November 10, 2004 – The Greenbrier Companies [NYSE:GBX] today reported results for its fiscal fourth quarter and fiscal year ended August 31, 2004.

HIGHLIGHTS

     Financial Performance:

     For its fiscal fourth quarter, the Company reported:

•	Net earnings were $8.0 million, or $.52 per diluted share – more than double the $3.3 million, or $.23 per diluted share in the fourth quarter of fiscal 2003.

•	Revenues grew by 47% to $202 million, compared with $137 million in the fourth quarter of fiscal 2003.

•	New railcar deliveries were 3,000 units, compared with 2,100 units in the prior year’s fourth quarter.

     For the full fiscal 2004, the Company reported:

•	Net earnings were $20.8 million, or $1.37 per diluted share, up dramatically from $4.3 million or $.30 per diluted share in fiscal 2003.

•	Revenues grew to a record $729 million, up 37% over $532 million in fiscal 2003.

•	New railcar deliveries were a record 10,800 units, compared with 6,500 units in fiscal 2003 and 4,100 units in fiscal 2002.

•	New railcar manufacturing backlog in North America and Europe was 13,100 units valued at $760 million on August 31, 2004, compared with 10,700 units at $580 million at August 31, 2003, and 5,200 units at $280 million at August 31, 2002. Industrywide backlog of 61,000 units as of September 30, 2004 is at the highest levels since 1998.

•	The Company reinstituted payment of a quarterly dividend of $.06 per share during the year.

•	The Company settled litigation, related to its discontinued logistics operations, during the fourth quarter. This settlement, which reduced a loss contingency, resulted in earnings from discontinued operations of $.7 million (net of tax), or $.05 per diluted share, in the fourth quarter and year ended August 31, 2004.

•	The Company continues to maintain strong liquidity and reduce the leverage on its balance sheet. Debt and participation paydowns of nearly $60 million were made during the year; unused lines of credit were $125 million. EBITDA from continuing operations for fiscal 2004 was $61 million.

     Strategic Actions:

•	During 2004, the Company’s strategic investment in a castings joint venture, which operates two facilities, has become fully operational and provides the Company favorable availability on critical new railcar components that are in short industry supply.

•	The Company formed a major subcontractor relationship in North America with another manufacturer of new railcars. This relationship helped push new railcar deliveries in 2004 to a record 10,800 units.

     Enhanced Corporate Governance:

•	During 2004, the Company moved from “controlled” company status and improved its Corporate Governance. Don Washburn was added to the Board as an independent director, and Ben Whiteley, an independent Board member, was elected Chairman. Four of the eight Board members are independent under the definition of the New York Stock Exchange.

•	The Company formed a Nominating & Corporate Governance Committee, composed of independent directors and has set a goal of having a majority of independent Board members well before the statutory requirement of December 31, 2005.

     Fourth-quarter and fiscal 2004 results were driven by higher production rates, improved margins and operating efficiencies from manufacturing operations, coupled with higher lease rates and lease fleet utilization from leasing operations

     “Our largest market, the new railcar market in North America, remains robust, particularly for double-stack intermodal cars. This helps fuel our financial results,” said William A. Furman, president and chief executive officer. “Order backlogs are at their highest levels in the industry since 1998. Our new railcar backlog grew 22% in fiscal 2004, even while deliveries grew to record levels. We see market strength in both North America and Europe, with backlog providing good financial visibility in fiscal 2005 and into fiscal 2006.”

     “In recent years our experienced team successfully reduced the leverage on the balance sheet, enhanced customer relationships, added manufacturing capacity and flexibility, and built on our leadership in intermodal cars, which is the fastest growing rail equipment market,” said Mr. Furman. “With rising earnings, a large backlog and improved liquidity, we believe Greenbrier is well positioned to capitalize on future opportunities for growth. We continue to explore various strategic options, including acquisition opportunities and a possible shelf registration statement, in consultation with Bear Stearns, our financial advisors.”

     The Greenbrier Companies (www.gbrx.com), headquartered in Lake Oswego, OR, is a leading supplier of transportation equipment and services to the railroad industry. With manufacturing facilities in the U.S., Canada, Mexico and Poland, Greenbrier produces new railroad freight cars and marine vessels, and performs repair, refurbishment and maintenance activities. Greenbrier owns a lease fleet of approximately 11,000 railcars, and performs management services for approximately 122,000 railcars.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, actual future costs and the availability of materials and a trained workforce; steel price increases and scrap surcharges; changes in product mix and the mix between manufacturing and leasing & services segment; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment; all as may be discussed in more detail under the heading “Forward Looking Statements” on pages 3 through 4 of Part I of our Annual Report on Form 10-K for the fiscal year ended August 31, 2003. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.

     The Greenbrier Companies will host a teleconference to discuss fourth quarter and fiscal year end results. Teleconference details are as follows:

     Wednesday, November 10, 2004
     8:00 am Pacific Standard Time
     Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a replay will be available on the same site.

THE GREENBRIER COMPANIES, INC.

Condensed Consolidated Balance Sheets

August 31,
(In thousands, except per share amounts, unaudited)
Assets	2004	2003
Cash and cash equivalents	$12,110	$77,298
Restricted cash	1,085	5,434
Accounts and notes receivable	120,007	80,197
Inventories	113,122	105,652
Investment in direct finance leases	21,244	41,821
Equipment on operating leases	162,258	139,341
Property, plant and equipment	56,415	58,385
Other	22,512	30,820

	$508,753	$538,948

Liabilities and Stockholders’ Equity
Revolving notes	$8,947	$21,317
Accounts payable and accrued liabilities	178,550	150,874
Participation	37,107	55,901
Deferred income taxes	26,109	16,127
Deferred revenue	2,550	39,779
Notes payable	97,513	117,989
Subordinated debt	14,942	20,921
Subsidiary shares subject to mandatory redemption	3,746	4,898
Stockholders’ equity	139,289	111,142

	$508,753	$538,948

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Operations

Years ended August 31,
(In thousands, except per share amounts, unaudited)	2004	2003	2002
Revenue
Manufacturing	$653,234	$461,882	$295,074
Leasing & services	76,217	70,443	72,250

	729,451	532,325	367,324
Cost of revenue
Manufacturing	595,026	424,378	278,007
Leasing & services	42,241	43,609	44,694

	637,267	467,987	322,701
Margin	92,184	64,338	44,623
Other costs
Selling and administrative expense	48,288	39,962	39,053
Interest and foreign currency	11,468	13,618	18,998
Special charges	1,234	—	33,802

	60,990	53,580	91,853
Earnings (loss) before income tax and equity in unconsolidated subsidiaries	31,194	10,758	(47,230)
Income tax benefit (expense)	(9,119)	(4,543)	23,587

Earnings (loss) before equity in unconsolidated subsidiaries	22,075	6,215	(23,643)
Minority interest	—	—	127
Equity in loss of unconsolidated subsidiaries	(2,036)	(1,898)	(2,578)

Earnings (loss) from continuing operations	20,039	4,317	(26,094)
Earnings from discontinued operations (net of tax)	739	—	—

Net earnings (loss)	$20,778	$4,317	$(26,094)

Basic earnings (loss) per common share:
Continuing operations	$1.38	$0.31	$(1.85)
Discontinued operations	0.05	—	—

Net earnings (loss)	$1.43	$0.31	$(1.85)

Diluted earnings (loss) per common share:
Continuing operations	$1.32	$0.30	$(1.85)
Discontinued operations	0.05	—	—

Net earnings (loss)	$1.37	$0.30	$(1.85)

Weighted average common shares:
Basic	14,569	14,138	14,121
Diluted	15,199	14,325	14,121

THE GREENBRIER COMPANIES, INC.

Condensed Consolidated Statements of Cash Flows

Years ended August 31,
(In thousands, unaudited)	2004	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$20,778	$4,317	$(26,094)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Earnings from discontinued operations	(739)	—	—
Deferred income taxes	9,472	2,304	(13,097)
Depreciation and amortization	20,840	18,711	23,497
Gain on sales of equipment	(629)	(454)	(910)
Special charges	1,234	—	33,802
Other	2,873	1,830	(2,792)
Decrease (increase) in assets:
Accounts and notes receivable	(38,570)	(25,419)	(4,167)
Inventories	(11,089)	(12,592)	(3,780)
Other	2,367	1,000	4,210
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	35,177	34,162	(2,098)
Participation	(18,794)	(5,094)	22
Deferred revenue	(36,975)	9,574	14,045

Net cash provided by (used in) operating activities	(14,055)	28,339	22,638

Cash flows from investing activities:
Principal payments received under direct finance leases	9,461	14,294	18,828
Proceeds from sales of equipment	16,217	23,954	24,042
Investment in and advances to unconsolidated subsidiaries	(2,240)	(3,126)	—
Decrease (increase) in restricted cash	4,349	(5,300)	(40)
Capital expenditures	(42,959)	(11,895)	(22,659)

Net cash provided by (used in) investing activities	(15,172)	17,927	20,171

Cash flows from financing activities:
Changes in revolving notes	(12,370)	(4,503)	(7,166)
Proceeds from notes payable	—	6,348	4,285
Repayments of notes payable	(21,539)	(34,058)	(38,268)
Repayment of subordinated debt	(5,979)	(6,148)	(10,422)
Dividends	(889)	—	(847)
Proceeds from exercise of stock options	6,093	1,797	—
Purchase of subsidiary’s shares subject to mandatory redemption	(1,277)	—	—

Net cash used in financing activities	(35,961)	(36,564)	(52,418)

Increase (decrease) in cash and cash equivalents	(65,188)	9,702	(9,609)
Cash and cash equivalents
Beginning of period	77,298	67,596	77,205

End of period	$12,110	$77,298	$67,596

THE GREENBRIER COMPANIES, INC.

Supplemental Disclosure
Reconciliation of Net Cash Provided by (used in) Operating Activities to EBITDA
(In thousands, unaudited)

	August 31,
	2004	2003	2002
Net cash (used in) provided by operating activities	$(14,055)	$28,339	$22,638
Changes in working capital	67,884	(1,631)	(8,232)
Special Charges	(1,234)	—	(33,802)
Deferred income taxes	(9,472)	(2,304)	13,097
Gain on sales of equipment	629	454	910
Other	(2,873)	(1,830)	2,792
Income tax expense (benefit)	9,119	4,543	(23,587)
Interest and foreign currency	11,468	13,618	18,998

EBITDA from continuing operations	$61,466	$41,189	$(7,186)

1 “EBITDA” (earnings from continuing operations before interest, taxes, depreciation and amortization) is a useful liquidity measurement tool commonly used by rail supply companies and Greenbrier. It should not be considered in isolation or as a substitute for cash flows from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.

Quarterly Results of Operations
Unaudited operating results by quarter for 2004 and 2003 are as follows:
(In thousands, except per share amounts)

	First	Second	Third	Fourth	Total
2004
Revenue
Manufacturing	$117,303	$148,725	$207,136	$180,070	$653,234
Leasing & services	17,896	17,836	18,157	22,328	76,217

	135,199	166,561	225,293	202,398	729,451
Cost of revenue
Manufacturing	104,589	138,993	189,275	162,169	595,026
Leasing & services	10,837	10,404	10,301	10,699	42,241

	115,426	149,397	199,576	172,868	637,267
Margin	19,773	17,164	25,717	29,530	92,184
Other costs
Selling and administrative expense	10,060	10,924	12,352	14,952	48,288
Interest expense	2,601	2,604	2,932	3,331	11,468
Special charges	—	1,234	—	—	1,234

Earnings before income tax, minority interest, and equity in unconsolidated subsidiaries	7,112	2,402	10,433	11,247	31,194
Income tax benefit (expense)	(2,639)	1,309	(4,116)	(3,673)	(9,119)
Equity in loss of unconsolidated subsidiaries	(318)	(1,474)	58	(302)	(2,036)

Net earnings from continuing operations	4,155	2,237	6,375	7,272	20,039
Earnings from discontinued operations	—	—	—	739	739

Net earnings	$4,155	$2,237	$6,375	$8,011	$20,778

Basic earnings per common share:
Continuing operations	$.29	$.15	$.44	$.50	$1.38
Net earnings	$.29	$.15	$.44	$.55	$1.43
Diluted earnings per common share:
Continuing operations	$.28	$.15	$.42	$.47	$1.32
Net earnings	$.28	$.15	$.42	$.52	$1.37

	First	Second	Third	Fourth	Total
2003
Revenue
Manufacturing	$121,111	$100,390	$121,259	$119,122	$461,882
Leasing & services	17,679	18,190	16,853	17,721	70,443

	138,790	118,580	138,112	136,843	532,325
Cost of revenue
Manufacturing	113,833	95,438	109,247	105,860	424,378
Leasing & services	11,566	10,961	10,265	10,817	43,609

	125,399	106,399	119,512	116,677	467,987
Margin	13,391	12,181	18,600	20,166	64,338
Other costs
Selling and administrative expense	9,455	9,553	10,102	10,852	39,962
Interest and foreign exchange	3,934	3,758	2,707	3,219	13,618

Earnings (loss) before income tax, minority interest, and equity in unconsolidated subsidiary	2	(1,130)	5,791	6,095	10,758
Income tax benefit (expense)	(210)	312	(2,324)	(2,321)	(4,543)
Minority interest	(18)	18	—	—	—
Equity in loss of unconsolidated subsidiary	(517)	(437)	(461)	(483)	(1,898)

Net earnings (loss)	$(743)	$(1,237)	$3,006	$3,291	$4,317

Basic earnings (loss) per common share:	$(.05)	$(.09)	$.21	$.24	$.31
Diluted earnings (loss) per common share:	$(.05)	$(.09)	$.21	$.23	$.30

Certain reclassifications have been made to conform to the 2004 presentation.